Exhibit 99.1

                        SKY HARVEST WINDPOWER CORP. LOGO


                   SKY HARVEST ANNOUNCES CHANGE OF MANAGEMENT

September 2, 2010                                             Symbol: SKYH:OTCBB

Sky Harvest Windpower Corp. is pleased to announce that William Iny has been appointed as President, C.E.O., Secretary and Treasurer of the Company in place of Chris Craddock, who has resigned as a director and officer of the Company.

The Company plans to proceed with the potential development of its two wind power properties located in southwestern Saskatchewan. Sky Harvest has collected wind speed data that indicates that both of its wind power properties are suitable for the erection of wind power generation facilities. The Company plans to participate in future wind power procurement processes that SaskPower, the province's Crown Corporation that currently manages $4.9 billion in generation, transmission and distribution assets, may announce.

Sky Harvest has entered into discussions with an established international wind project developer and operator regarding the potential joint venture development of one of the Company's projects. However, there is no guarantee that any formal arrangement will be reached.

"Sky Harvest is intent on achieving value for shareholders through the development of its wind power assets," says William Iny, Sky Harvest's new President, who has acted as a director of the Company for over four years. "In addition to the potential for a joint venture development of our projects with an established company in the sector, we intend to focus our efforts on securing additional financing, building an experienced management team, considering alternative markets for ours shares in order to increase trading liquidity and assessing the acquisition of additional alternative energy projects that would diversify our operations."

SKY HARVEST WINDPOWER CORP.

William Iny, President

Sky Harvest Windpower Corp. is a United States and British Columbia reporting issuer involved in development stage wind power projects located in southwest Saskatchewan, Canada. Wind speed and environmental data relating to the Company's leased properties indicates that the properties host a strong and consistent wind resource that warrants the erection of wind power generation facilities with the potential to generate up to 300 MW of electricity. For more information, please contact Sky Harvest at 604-267-3041.
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Safe harbor for Forward-Looking Statements:  Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and
similar   expressions   to  identify   forward-looking   statements.   Any  such
forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is
subject   to  a  number   of  risks,   assumptions   and   uncertainties.   Such
forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that Windpower is
expected  to  contribute   significantly  to  the  future  power  generation  of
Saskatchewan, that SaskPower may announce any future procurement process related to wind power and that the Company will be able to participate in any such future procurement process, and that the Company is continuing discussions with the proposed developer regarding joint venture development of its projects, will build an experienced management team, is considering alternative markets for ours shares to generate increased trading liquidity and is assessing the potential acquisition of additional alternative energy projects that would diversify its operations.

Factors which may delay or prevent these forward looking statements from being realized include misinterpretation of data; that we may not be able to retain qualified personnel; that our estimates of environmental impacts are inaccurate; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended wind farm business, that weather, logistical problems or hazards may prevent us from continuing the development of our wind farm business, inability to obtain pertinent agreements and permits, construction of project facilities, failure by the Saskatchewan government to issue requests for qualifications or requests for proposals or pursue an electrical power generation strategy based on wind power. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.